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                                                                     EXHIBIT 5.1

                       [VINSON & ELKINS L.L.P. LETTERHEAD]

                               September 12, 2003

Lexicon Genetics Incorporated
8800 Technology Forest Place
The Woodlands, Texas 77381

Re: Registration Statement on Form S-3 of Lexicon Genetics Incorporated

Ladies and Gentlemen:

         We have acted as counsel to Lexicon Genetics Incorporated (the "Company"), a Delaware corporation, with respect to certain legal matters in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by certain stockholders of the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to 5,000,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and Restated Bylaws of the Company, each as amended to the date hereof, and such other certificates, documents and instruments as we considered appropriate for purposes of the opinion hereafter expressed.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         This opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and the United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                                 Very truly yours,

                                                 VINSON & ELKINS L.L.P.